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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                              Owens-Illinois, Inc.

             (Exact name of registrant as specified in its charter)

               Delaware                                 22-2781933
 (State of Incorporation or Organization)  (I.R.S. Employer Identification no.)

      One SeaGate, Toledo, Ohio                           43666
  (Address of Principal Executive Offices)               (Zip Code)

 If this form relates to the            If this form relates to the registration
 registration of a class of             of a class of securities pursuant to
 securities pursuant to 12(b) of the    Section 12(g) of the Exchange Act and is
 Exchange Act and is effective          effective pursuant to General
 pursuant to General Instruction        Instruction A.(d), please check the
 A.(c), please check the following      following box.  |_|
 box.  |X|

Securities Act registration statement file number to which this form relates:
333-47519

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                    Name of Each Exchange on Which
 to be so Registered                    Each Class is to be Registered

 Convertible Preferred Stock            New York Stock Exchange, Inc.
 (liquidation preference $50.00 per
 share) $.01 par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)


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Item 1.       Description of Registrant's Securities to be Registered.

              The description of the Registrant's Convertible Preferred Stock (liquidation preference $50.00 per share), par value $.01 per share (the "Convertible Preferred Stock") included under the caption "Description of Preferred Stock" in the Registrant's Registration Statement on Form S-3 No. 333-47519 (the "Registration Statement") is incorporated herein by reference. A description of the Registrant's Convertible Preferred Stock will also be contained under the caption "Description of Convertible Preferred Stock" in the final prospectus supplement to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the offering covered by the Registration Statement. The description contained in the final prospectus supplement shall be deemed to be incorporated herein by reference. The Convertible Preferred Stock is expected to be registered on the New York Stock Exchange.

Item 2.       Exhibits

              3.1 Restated Certificate of Incorporation of the Registrant, which was filed as Exhibit 3.1 to the Registration Statement, File No. 33-43224, and is incorporated by reference herein.

              3.2   Bylaws of the Registrant as amended, which were filed as
                    Exhibit 3.2 to the Registration Statement, File No. 33-43224, and are incorporated by reference herein.

               4.1 Form of Certificate of Designation of Convertible Preferred Stock.

               4.2  Form of Convertible Preferred Stock Certificate.

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                       OWENS-ILLINOIS, INC.

Dated:  May 13, 1998                   By  /s/ Lee A. Wesselmann
                                       -------------------------
                                       Lee A. Wesselmann

                                       Senior Vice President and
                                       Chief Financial Officer


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                                  EXHIBIT INDEX

                   3.1 Restated Certificate of Incorporation of the Registrant, which was filed as Exhibit 3.1 to the Registration Statement, File No. 33-43224, and is incorporated by reference herein.

                   3.2 Bylaws of the Registrant, as amended, which were filed as Exhibit 3.2 to the Registration Statement, File No. 33-43224, and are incorporated by reference herein.

                   4.1   Certificate of Designation of Convertible Preferred
                         Stock.

                   4.2   Form of Convertible Preferred Stock Certificate.